Exhibit 10.2

Execution Version
SDSP PARENT GUARANTEE
This GUARANTEE, dated as of September 7, 2023 (the “Effective Date”), is made by South Dakota Soybean Processors, LLC, a South Dakota limited liability company (“Guarantor”), in favor of each of BP Products North America Inc., a Maryland corporation (“Beneficiary”). Guarantor and Beneficiary are referred to herein as the “Parties”, and each as a “Party”. Capitalized terms used but not defined herein have the meanings set forth in the Company LLC Agreement (defined below).
1.Guarantee. To induce Beneficiary to enter into (a) the Amended and Restated Limited Liability Company Agreement of HPP Holdings, LLC (the “Company”), dated as of September 7, 2023 (the “Company LLC Agreement”), with High Plains Partners, LLC (“HPP”), a South Dakota limited liability company, and (b) the Contribution Agreement, dated as of September 7, 2023 (the “Contribution Agreement” and, together with the Company LLC Agreement, the “Relevant Agreements”), with HPP, Guarantor, as a primary and original obligor (and not merely as a surety), absolutely, unconditionally and irrevocably guarantees to Beneficiary and its successors and permitted assigns the prompt payment of all present and future amounts, whether absolute or contingent, owing by HPP to such Beneficiary under the Contribution Agreement and Sections 11.4(a) and 11.5 (Reserved Capital Contributions and Reserved Capital Loans) of the Company LLC Agreement (the “Contractual Obligations”), as and when such amounts become due and payable (or would otherwise be owing, due or payable under the applicable Relevant Agreement but for the commencement of any bankruptcy, insolvency or similar proceeding in respect of HPP), including payment obligations in respect of any breach of or indemnification obligation under and the performance of all other obligations of HPP under the Relevant Agreement relating to the Contractual Obligations (such guarantee being a guarantee of payment and performance and not merely of collection) (collectively, the “Obligations”). HPP is a subsidiary of Guarantor and Guarantor acknowledges that it will benefit, directly and indirectly, from Beneficiary’s entry into and performance of the Relevant Agreements.
2.Nature of Guarantee. This Guarantee is a primary and original obligation of Guarantor and is an absolute, unconditional, irrevocable and joint and several guaranty and, to the extent permitted by applicable law, shall remain in full force and effect without regard to any invalidity with respect to the execution and delivery of any Relevant Agreement by HPP or the execution and delivery by HPP of any other agreement between HPP and Beneficiary or any other Person.
3.Waiver of Defenses. Guarantor’s obligations hereunder shall not be affected by, and Guarantor expressly waives any defense it may have as result of, the following:
(a)any claim as to the existence, validity or enforceability;
(b)the extension (or subsequent reduction) of any collateral for the Obligations or the perfection or priority (or subsequent loss of perfection or priority) of security interests in connection therewith or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to Guarantor not available to HPP;
(c)the lack of authority of HPP to execute or deliver any Relevant Agreement;
(d)any change in the time, manner or place of payment or performance of, or in any other term of, or amendment, modification or supplementation to any Relevant Agreement;
(e)any waiver or consent by Beneficiary with respect to any provision of the Relevant Agreements or any compromise or release of any of the Obligations;
(f)the absence of any action to enforce the Relevant Agreements, to recover any judgment against HPP or to enforce a judgment against HPP under any Relevant Agreement;
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(g)the occurrence of a breach or default, or potential breach or default, under the Relevant Agreements;
(h)the existence of any bankruptcy, insolvency or similar proceedings involving HPP;
(i)any setoff, counterclaim or defense of any kind or nature that may be available to or asserted by Guarantor or HPP against Beneficiary or any of its Affiliates;
(j)any impairment, taking, furnishing, exchange or release of or failure to perfect or obtain protection of any security interest in, collateral securing the Obligations;
(k)any change in the laws, rules or regulations of any jurisdiction;
(l)any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or of the obligations of Guarantor hereunder; or
(m)any other circumstance (other than full and indefeasible payment and performance) that might otherwise constitute a legal or equitable discharge or defense to a guarantor generally.
4.No Prior Action Required. Guarantor hereby waives diligence, presentment and demand on HPP and agrees that Beneficiary may resort to Guarantor for payment of any of the Obligations whether or not such Beneficiary has resorted to any collateral therefor or has proceeded against HPP or any other obligor principally or secondarily obligated with respect to any of the Obligations and Beneficiary shall not be obligated to make any demand on HPP prior to enforcing this Guarantee. Beneficiary shall not be obligated to take any action, obtain any judgment or file any claim prior to enforcing this Guarantee. Beneficiary shall not be obligated to file any claim relating to the Obligations in the event that HPP becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Beneficiary to so file shall not affect Guarantor’s obligations hereunder.
5.Reinstatement. In the event that any payment to Beneficiary in respect of any Obligations is rescinded or must otherwise be restored or returned for any reason whatsoever, Guarantor’s obligations hereunder with respect to such Obligations shall be reinstated upon such rescission, restoration or return as if such payment had not been made.
6.Changes to Obligations. Guarantor agrees that Beneficiary may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or exchange or surrender any collateral for, any of the Obligations, and may also make any agreement with HPP or with any other party to or person liable on any of the Obligations or interested therein, for the extension, payment, compromise, discharge or release thereof, in whole or in part, or for any modification or any amendment of the provisions of the Relevant Agreements or of any agreement between Beneficiary and HPP or any such other party or person without in any way impairing or affecting this Guarantee.
7.Subrogation. Guarantor will not exercise any rights against HPP which it may acquire by way of subrogation, reimbursement, exoneration, contribution or indemnification in connection with this Guarantee by any payment made hereunder or otherwise, until all Obligations shall have been fully and indefeasibly paid and performed, and any amount paid to Guarantor on account of such rights prior to such time shall be held in trust for the benefit of Beneficiary and shall forthwith be paid to Beneficiary to be credited and applied to the Obligations.

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8.Expenses. Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of Beneficiary’s counsel) in any way relating to the enforcement or protection of the rights of Beneficiary hereunder.
9.No Waiver; Cumulative Rights. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Beneficiary, or allowed it or them by law or other agreement, shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary at any time or from time to time.
10.Representations and Warranties. Guarantor hereby represents and warrants to Beneficiary that:
(a)Guarantor is duly organized, validly existing and in good standing under the laws of the place of its formation and has full limited company power to execute, deliver and perform this Guarantee;
(b)the execution, delivery and performance of this Guarantee have been duly authorized by all necessary limited company action and do not contravene any provision of Guarantor’s certificate of formation or limited liability company operating agreement or any law, regulation, rule, decree, order, judgment or contractual restriction binding on Guarantor or its assets;
(c)all notices, consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee; and
(d)this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
11.Assignment. Neither Guarantor nor Beneficiary may assign its rights, interests or obligations hereunder to any other person or entity without the prior written consent of Guarantor, on the one hand, or Beneficiary, on the other hand, as the case may be, except that Beneficiary may, without any need for consent from Guarantor or any other Person, assign its rights under this Guarantee in full or in part to any Person to whom Beneficiary transfers its Membership Interests in the Company.
12.Successors and Assigns. This Guarantee shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Guarantor and Beneficiary.
13.Notices. All notices or demands on Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to Guarantor at:
South Dakota Soybean Processors, LLC
Attn: Thomas Kersting, CEO
100 Caspian Ave., P.O. Box 500
Volga, South Dakota 57071
Email: Tom.Kersting@sdsbp.com

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With a copy to:

Woods Fuller Law Firm
Attention: Daniel Harmelink
300 S. Phillips Ave., Suite 300, P.O. Box 5027
Sioux Falls, South Dakota 57104
Email: Dan.Harmelink@woodsfuller.com

or to such other address or facsimile number as Guarantor has notified Beneficiary in a written notice delivered to Beneficiary in accordance with Section 18.6 (Notices) of the Company LLC Agreement.
14.Demand and Payment. Any demand by Beneficiary for payment hereunder shall be in writing, reference this Guarantee, and be signed by a duly authorized officer or other signatory of such Beneficiary and delivered to Guarantor pursuant to Section 13 hereof. There are no other requirements of notice, presentment or demand. Guarantor shall pay, or cause to be paid, such Obligations within five (5) Business Days of receipt of such demand. Notwithstanding anything to the contrary in this Section 14, if Beneficiary is prevented from making a demand on Guarantor as a result of any applicable law, any injunction, order or other action of any court or other governmental authority or any stay, moratorium or other action in any bankruptcy, insolvency or other similar proceeding, Guarantor shall not be excused from paying and performing its obligations under this Guarantee as and when due. All payments by Guarantor hereunder shall be paid in U.S. dollars in immediately available funds to such accounts as may be designated by the applicable Beneficiary from time to time.
15.Term; Termination. This Guarantee shall remain in full force and effect from the Effective Date until the date the Obligations with respect to all transactions under the Relevant Agreements have been fully and indefeasibly paid and performed.
16.Governing Law. The substantive laws of the State of Delaware, exclusive of any conflicts of laws principles that could require the application of any other law, shall govern this Guarantee for all purposes, including the resolution of all Disputes.
17.Dispute Resolution. The provisions of Article 17 (Dispute Resolution) of the Company LLC Agreement are hereby incorporated herein by reference, mutatis mutandis, and shall apply to each Party for all purposes of this Guarantee as if references to a “Member” or “Members” therein referred to each Party hereunder.
18.Severability. Whenever possible, each provision of this Guarantee shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Guarantee is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Guarantee will not be affected or impaired thereby.
19.Further Assurances. In connection with this Guarantee and the transactions contemplated hereby, the parties shall execute and deliver all such future instruments and take such other

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and further action as may be reasonably necessary or appropriate to carry out the provisions of this Guarantee and the intention of the parties as expressed herein.
20.Signatures; Counterparts. This Guarantee may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile, PDF or other electronic signature will be considered an original signature.
21.Amendment. This Guarantee may not be amended, modified, varied or supplemented except by an instrument in writing signed by Guarantor and Beneficiary.
22.Entire Agreement. This Guarantee constitutes the entire agreement by Guarantor for the benefit of Beneficiary relating to the subject matter hereof and supersedes and replaces any provisions on the same subject contained in any other instrument by Guarantor for the benefit of Beneficiary, whether written or oral, prior to the Effective Date.
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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and signed by its duly authorized officer as of the Effective Date.

GUARANTOR:

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC,
a South Dakota Limited Liability Company

By:	/s/ Thomas J. Kersting
Name:	Thomas J. Kersting
Title:	CEO
[Signature Page to SDSP Parent Guarantee]